EXHIBIT 99.1

City National Corp. Reports Third-Quarter 2010 Net Income of $34.4 Million

Average deposits rise 24 percent from third quarter of 2009

Total assets up 19 percent to $21.8 billion

Credit quality continues to improve

LOS ANGELES, Oct. 21, 2010 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported third-quarter 2010 net income and net income available to common shareholders of $34.4 million, or $0.65 per share. In the third quarter of 2009, net income was $8.0 million, while net income available to common shareholders was $2.5 million, or $0.05 per share.

Third-quarter 2010 net income included two unusual items primarily related to one of the company's FDIC-assisted acquisitions and the repayment of debt. Excluding these items, third-quarter net income totaled $40.3 million, or $0.76 per share.1

Year to date, City National's net income totaled $91.4 million. Net income available to common shareholders was $85.7 million, or $1.62 per share. In the first nine months of 2009, the company earned net income of $22.3 million, while net income available to common shareholders amounted to $5.8 million, or $0.11 per share.

The company also announced today that its Board of Directors has again declared a 2010 quarterly common stock cash dividend of $0.10 per share. The quarterly dividend is payable on November 17, 2010 to stockholders of record on November 3, 2010.

THIRD-QUARTER 2010 HIGHLIGHTS

  Third-quarter revenue totaled $254.5 million, up 11 percent from the third quarter of 2009.

  Fully taxable-equivalent net interest income amounted to $191.1 million, up 16 percent from the same period last year and 3 percent from the second quarter of 2010. City National's net interest margin averaged 3.84 percent in the third quarter of 2010, down from 3.93 percent in the second quarter of 2010 due largely to strong growth in deposits, which were invested in securities available-for-sale and other liquid assets.

  Average deposit balances, including those acquired in three FDIC-assisted transactions, grew to a record $18.3 billion, up 24 percent from $14.8 billion in the third quarter of 2009 and 4 percent from $17.6 billion in the second quarter of this year. Average core deposits grew 27 percent from the third quarter of last year and 5 percent from the second quarter of 2010. Core deposits now amount to approximately 94 percent of total average balances.

  Average loans, excluding loans covered by City National's acquisition-related loss‑sharing agreements with the FDIC, were $11.4 billion, down 7 percent from the same period last year and 1 percent from the second quarter of 2010. The declines reflected weak loan demand due to current business and economic conditions, along with continued progress in reducing the number of problem loans.

  Third-quarter 2010 net income included a $13 million provision for credit losses on non-FDIC covered loans, 59 percent lower than it was in the second quarter of 2010.  Net charge-offs declined 16 percent from the second quarter of 2010, while nonperforming assets, excluding FDIC-covered assets, declined 5 percent.

  Third-quarter 2010 earnings included two unusual items. Among them was a pretax purchase gain of $2.1 million, related to an FDIC-assisted acquisition. The company also recorded a pretax charge of $12.3 million for the early retirement of debt.  After tax, these items amounted to a net charge of $5.9 million, or $0.11 per share. Excluding them, third-quarter net income was $40.3 million, or $0.76 per share.1

  On September 13, City National completed the sale of $300 million of 10-year 5.25 percent senior notes and used most of the net proceeds on October 16 to redeem $250 million of 9.625 percent cumulative trust preferred securities.

"These third-quarter results reflect the underlying strength and continuing improvement of City National's business," said Chief Executive Officer Russell Goldsmith. "Deposits again reached new record levels. Asset quality improved for the fourth straight quarter as credit costs declined. The company's balance sheet continued to grow stronger with its successful senior debt offering, its trust preferred securities redemption and its growing capital base. The integration of 1st Pacific Bank added five offices in San Diego, as we continued to invest in City National's future growth with the selective addition of new colleagues, resources and capabilities for clients.

"It's worth adding that City National continues to energetically seek out quality lending relationships, as evidenced by the increases in our commercial and single-family residential loan portfolios, and that City National does not have the foreclosure problems and risks that are getting headline attention at some of the nation's largest banks."

	For the three months ended			For the three
Dollars in millions,	September 30,		%	months ended	%
except per share	2010	2009	Change	June 30, 2010	Change
Earnings Per Share	$ 0.65	$ 0.05	1,200	$ 0.78	(17)

Net Income Attributable to CNC	$ 34.4	$ 8.0	328	$ 41.3	(17)
Less: Dividends and Accretion on Preferred Stock	--	5.5	(100)	--	NM
Net Income Available to Common Shareholders	$ 34.4	$ 2.5	1,257	$ 41.3	(17)

Average Assets	21,614.7	17,938.2	20	20,799.2	4
Return on Average Assets	0.63%	0.18%	250	0.80%	(21)
Return on Average Common Shareholders' Equity	7.06%	0.56%	1,161	8.93%	(21)

ASSETS

Total assets at September 30, 2010 grew to a record $21.8 billion, up 19 percent from the third quarter of 2009. The increase reflects the company's three FDIC-assisted acquisitions and strong growth in securities due to high growth in deposits.

REVENUE

Revenue for the third quarter of 2010 was $254.5 million, up 11 percent from the third quarter of 2009 but down 16 percent from the second quarter of this year. The decline from the second quarter was due principally to lower acquisition-related purchase gains.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $191.1 million in the third quarter of 2010, up 16 percent from the same period last year and 3 percent from the second quarter of this year.

Third-quarter average deposits reached a record $18.3 billion, up 24 percent from the third quarter of 2009 and 4 percent from the second quarter of this year. Average core deposits were $17.2 billion in the third quarter of 2010, up 27 percent from the same period of 2009 and 5 percent from the second quarter of 2010.

Third-quarter 2010 average noninterest-bearing deposits were up 13 percent from the same period of 2009 and 2 percent from the second quarter of 2010.

Treasury Services deposit balances, which consist primarily of title, escrow, community association and property management deposits, averaged $1.5 billion in the third quarter of this year, up 55 percent from the same period of 2009 and 8 percent from the second quarter of 2010 due to the addition of new clients and an increase in residential real estate refinance activity.

Third-quarter average loan balances, excluding FDIC-covered loans, were $11.4 billion, down 7 percent from the third quarter of 2009 and 1 percent from the second quarter of this year. The declines reflect relatively weak loan demand due to challenging business and economic conditions, along with the company's continued progress in reducing the number of problem loans. Average FDIC-covered loans totaled $2.0 billion for the third quarter of 2010, virtually unchanged from the second quarter of this year.

Average balances for commercial loans were down 9 percent from the same period last year and 1 percent from the second quarter of 2010. Average balances for commercial real estate and construction loans together were down 18 percent from the third quarter of 2009 and 5 percent from the second quarter of this year. Average balances for single-family residential mortgage loans, nearly all of which are made to City National's private banking clients, were up 2 percent from the year-ago period and 1 percent from the second quarter of 2010.

Average securities for the third quarter of 2010 totaled $5.0 billion, up 37 percent from the same period last year and 17 percent from the second quarter of 2010. The increases reflect the company's strong deposit growth and relatively weak loan demand due to economic conditions. The average duration of total available-for-sale securities at September 30, 2010 was 2.1 years, down from 2.6 years at the end of the third quarter of 2009 and 2.3 years at June 30, 2010.

City National's net interest margin in the third quarter of 2010 averaged 3.84 percent, compared with 3.94 percent in third quarter of 2009 and 3.93 percent in the second quarter of this year. The declines were due primarily to strong growth in deposits, which were invested in securities available–for-sale and other liquid assets.

Third-quarter net interest income included $9.2 million in net interest income from the acceleration of a discount recognized for covered loans that were repaid during the quarter. This compares with $4.3 million of additional net interest income in the second quarter of 2010.

At September 30, 2010, City National's prime lending rate was 3.25 percent, unchanged from both September 30, 2009 and June 30, 2010.

	For the three months ended			For the three
	September 30,		%	months ended	%
Dollars in millions	2010	2009	Change	June 30, 2010	Change
Average Loans and Leases, excluding Covered Loans	$ 11,414.9	$ 12,339.0	(7)	$ 11,581.9	(1)
Average Covered Loans	2,015.7	--	NM	2,002.9	1
Average Total Securities	4,980.2	3,630.3	37	4,243.8	17
Average Earning Assets	19,755.4	16,587.7	19	18,890.9	5
Average Deposits	18,297.2	14,776.9	24	17,600.3	4
Average Core Deposits	17,200.7	13,556.1	27	16,453.5	5
Fully Taxable-Equivalent
Net Interest Income	191.1	164.9	16	185.3	3
Net Interest Margin	3.84%	3.94%	(3)	3.93%	(2)

COVERED ASSETS

Loans and OREO assets acquired in City National's three FDIC-assisted acquisitions totaled $2.0 billion at the end of the third quarter of 2010.

In the third quarter, the company recorded a $4.9 million non-cash net charge related to covered loans. The charge reflected a provision for loan losses of $8.2 million for covered loans minus $3.3 million of other income from City National's loss-sharing agreements with the FDIC.  The loss on covered loans is mainly the result of lower projected interest cash flows due to the company's revised default forecasts, though credit losses remain in line with previous expectations.  City National will continue to update these cash-flow projections on a quarterly basis. Due to the uncertainty in the future performance of the covered loans, additional impairments may be recognized in the future.

OREO assets acquired by City National in three FDIC-assisted acquisitions and subject to loss-sharing agreements totaled $110.4 million at September 30, 2010, compared to $98.8 million at the end of the second quarter.

NONINTEREST INCOME

Noninterest income was $66.8 million in the third quarter of 2010, down 3 percent from one year ago. However, third-quarter 2010 noninterest income reflects two unusual items: One is the $2.1 million gain from one of City National's FDIC-assisted acquisitions. The other is a charge of $12.3 million for the early retirement of $175 million of debt.

Excluding these items, third-quarter noninterest income was up 12 percent from the same period last year.1

In the third quarter of 2010, noninterest income accounted for 26 percent of City National's total revenue.

Wealth Management

City National's assets under management totaled $35.7 billion as of September 30, 2010, up 2 percent from the same period of 2009 and 4 percent from the second quarter of this year. These changes were caused in part by fluctuations in equity market values.

Trust and investment fees were up 1 percent from the third quarter of 2009, but down 4 percent from the second quarter of this year. Money market mutual fund and brokerage fees were up 7 percent from the year-ago period and 19 percent from the second quarter of 2010, due largely to higher balances and increased trading activity.

	At or for the			At or for the
	three months ended			three months
	September 30,		%	ended	%
Dollars in millions	2010	2009	Change	June 30, 2010	Change

Trust and Investment Fee Revenue	$ 32.7	$ 32.3	1	$ 34.0	(4)
Brokerage and Mutual Fund Fees	6.5	6.0	7	5.5	19
Assets Under Management (1)(2)	35,690.0	34,927.4	2	34,172.3	4
Assets Under Management or Administration (1)(2)	56,890.6	53,368.1	7	54,613.8	4

(1) Excludes $16.9 billion, $12.9 billion, and $9.9 billion of assets under management for an asset manager in which City National held a noncontrolling ownership interest as of September 30, 2010, June 30, 2010, and September 30, 2009, respectively.

(2) Excludes $2.1 billion and $1.9 billion of assets under management and administration as of September 30, 2010 and June 30, 2010, respectively, for an asset manager that City National deconsolidated effective November 1, 2009.

Other Noninterest Income

Income from cash management and deposit transaction fees was $11.6 million in the third quarter, down 12 percent from the third quarter of 2009 and 3 percent from the second quarter of this year. The decreases were due to higher deposit balances used to offset service charge fees.

Fee income from foreign exchange services and letters of credit was unchanged from the third quarter of 2009, but down 6 percent from the second quarter of this year largely reflecting lower seasonal demand for these services.

Other income was $2.7 million in the third quarter of 2010, down 57 percent from the year-ago period and 76 percent from the second quarter of this year. The decreases were due primarily to the $12.3 million charge for early debt retirement.

NONINTEREST EXPENSE

Third-quarter 2010 noninterest expense amounted to $184.7 million, up 28 percent from the third quarter of 2009. Contributing to this increase were the company's three FDIC-assisted acquisitions. Third-quarter expense growth reflected higher compensation costs, FDIC assessments, legal and professional fees, and expenses related to covered assets, including other real estate owned properties. Many of the qualified covered asset-related expenses are reimbursed by the FDIC and reflected in noninterest income.

Noninterest expense was down 1 percent from the second quarter of this year, reflecting lower costs for OREO, legal and professional services, advertising and marketing.

CREDIT QUALITY

The following credit quality information excludes loans subject to loss-sharing agreements involving City National's FDIC-assisted transactions:

Net loan charge-offs in the third quarter of 2010 totaled $28.2 million, or 0.98 percent of total loans and leases on an annualized basis, down from $33.5 million, or 1.16 percent, in the second quarter of this year. Net charge-offs were $76.9 million, or 2.47 percent of total loans and leases, in the third quarter of 2009.

At September 30, 2010, nonperforming assets amounted to $297.6 million, or 2.59 percent of the company's total loans and leases and OREO, down from $314.6 million, or 2.73 percent, at June 30, 2010, and $452.2 million, or 3.70 percent, at September 30, 2009. Nonaccrual loans at September 30, 2010 were $239.1 million, down from $260.1 million at June 30, 2010 and $408.3 million at September 30, 2009.

	As of		As of		As of
	September 30, 2010		June 30, 2010		September 30, 2009
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual

Commercial Loans	$ 4,364.1	$ 28.9	$ 4,286.1	$ 46.5	$ 4,594.7	$ 90.7
Commercial Real Estate Mortgages	1,967.9	50.4	2,078.0	57.2	2,164.4	60.8
Residential Mortgages	3,586.9	16.2	3,577.9	11.5	3,541.5	13.0
Real Estate Construction Loans	575.1	135.8	629.9	138.9	999.0	233.9
Equity Lines of Credit	757.2	5.6	742.1	3.9	694.7	2.5
Other Loans	167.4	2.2	169.0	2.1	174.2	7.4
Total Loans (1)	$ 11,418.6	$ 239.1	$ 11,483.0	$ 260.1	$ 12,168.5	$ 408.3

Other Real Estate Owned (1)		58.5		54.5		43.9
Total Nonperforming Assets, excluding
Covered Assets		$ 297.6		$ 314.6		$ 452.2

(1) Excludes covered loans, net of allowance, of $1.9 billion and $2.0 billion at September 30, 2010 and June 30, 2010, respectively, and covered other real estate owned of $110.4 million and $98.8 million at September 30, 2010 and June 30, 2010, respectively.

City National's third-quarter provision for credit losses totaled $13 million, down from $32 million in the second quarter of 2010 and $85 million in the third quarter of 2009.

At September 30, 2010, City National's allowance for loan and lease losses totaled $274.2 million, or 2.40 percent of total loans and leases. That compares with $290.5 million, or 2.53 percent, at the end of the second quarter of 2010 and $265.0 million, or 2.18 percent, at September 30, 2009. The company also maintains an additional $20.4 million in reserves for off-balance-sheet credit commitments.

City National's provision reflects management's continuing assessment of the loan portfolio's credit quality and economic conditions. This assessment takes into account a broad range of economic factors, including net loan charge-offs, nonaccrual loans, specific reserves, risk-rating migration and changes in the portfolio size and composition.

Commercial Loans

Commercial loans accounted for $17.9 million of City National's net charge-offs, down from $21.3 million in the second quarter of this year, and $28.9 million in the year-earlier period. The majority of commercial loan net charge-offs in the third quarter of 2010 were tied to companies in real estate-related industries.

Commercial loans on nonaccrual totaled $28.9 million, down from $46.5 million at June 30, 2010, and $90.7 million at September 30, 2009.

Construction Loans

City National's $575 million commercial real estate construction portfolio includes secured loans to developers of residential and nonresidential properties. The company has reduced this portfolio by 42 percent since September 30, 2009, and construction loans now account for just 5 percent of the company's total loans.

In the third quarter of 2010 – for the first time since the second quarter of 2007 – the company recorded no construction loan net charge-offs.  This compares to net charge‑offs of $10.9 million in the second quarter of 2010 and $42.7 million in the third quarter of 2009. At September 30, 2010, construction loans on nonaccrual totaled $135.8 million, down from $138.9 million at June 30, 2010, and $233.8 million at September 30, 2009.

The company's portfolio of loans to residential developers totaled $115 million at September 30, 2010 – 1 percent of City National's total loan portfolio. Loans to residential developers accounted for 33 percent of all construction loans on nonaccrual at September 30, 2010.

The remainder of City National's construction portfolio consists of loans to developers of nonresidential projects. Nonresidential construction loans amounted to $460 million at September 30, 2010, down from $496 million at June 30, 2010, and $759 million at the same time last year. Nonresidential construction loans on nonaccrual were $90 million, virtually unchanged from the second quarter of this year and down from $137 million in the third quarter of 2009.

Commercial Real Estate Mortgage Loans

Third-quarter net charge-offs in the company's $2.0 billion commercial real estate mortgage portfolio were $9.0 million, up from $0.4 million in the second quarter of 2010, and $3.4 million in the third quarter of 2009.

Commercial real estate mortgage loans on nonaccrual totaled $50.4 million, down from $57.2 million at June 30, 2010, and $60.8 million at September 30, 2009.

Residential Mortgage Loans and Equity Lines of Credit

City National's $3.6 billion residential mortgage portfolio and $757 million home-equity portfolio continued to perform well.  Together, they accounted for $1.4 million in net charge-offs, a slight increase from $0.9 million at June 30, 2010, and $1.1 million at September 30, 2009. Residential mortgage loans and lines of credit on nonaccrual were $21.8 million in the third quarter of 2010, compared to $15.4 million in the second quarter of this year and $15.5 million in the third quarter of 2009.

During the first nine months of 2010, City National completed only five foreclosures in its $4.3 billion portfolio of residential mortgages and equity lines.

INCOME TAXES

City National's third-quarter 2010 effective tax rate was 27.7 percent, compared to a tax benefit in the year-ago period. The higher tax rate for the third quarter of this year is attributable to higher pretax income.

2010 YEAR-TO-DATE HIGHLIGHTS

  Revenue for the first nine months of this year was $811.5 million, compared with $642.2 million for the first three quarters of 2009.

  Fully taxable-equivalent net interest income amounted to $555.2 million, up 18 percent from $472.1 million in the first nine months of 2009. The company's net interest margin averaged 3.91 percent in the first nine months of 2010, down from 3.97 percent during the same period of the prior year.

  Average deposits for the first nine months of this year amounted to $17.6 billion, up 27 percent from the same period of 2009. Core deposit balances totaled $16.4 billion in the first three quarters of 2010, up 31 percent from the first nine months of 2009.

  Average loans, excluding FDIC-covered loans, totaled $11.6 billion, down 6 percent from the first nine months of 2009.

  Noninterest income totaled $266.3 million, up 48 percent from the first nine months of 2009.

  Year to date, excluding FDIC-covered loans, City National's provision for credit losses on loans and leases totaled $100 million. The company made provisions of $205 million during the first nine months of 2009.

  Noninterest expense for the first nine months of 2010 was up 30 percent from the same period of 2009, due primarily to the company's three FDIC-assisted acquisitions.

CAPITAL LEVELS

City National remains well-capitalized and continues to add capital, ending the third quarter of 2010 with a Tier 1 common shareholders' equity ratio of 10.0 percent, compared to 9.2 percent at September 30, 2009, and 9.7 percent at June 30, 2010.1

Total risk-based capital and Tier 1 risk-based capital ratios at September 30, 2010 were 14.7 percent and 12.0 percent, respectively. City National's Tier 1 leverage ratio at September 30, 2010 was 7.8 percent. All of City National's capital ratios are above minimum regulatory standards for "well-capitalized" institutions.

Total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios at June 30, 2010 were 14.7 percent, 11.7 percent and 8.0 percent, respectively.

Due to strong growth in assets, the period-end ratio of shareholders' equity to total assets at September 30, 2010 was 9.1 percent, compared to 12.1 percent at September 30, 2009, and 9.1 percent at June 30, 2010.

On September 13, City National completed the sale of $300 million of 10-year 5.25 percent senior notes. The company used most of the net proceeds from this offering to redeem $250 million of 9.625 percent cumulative trust preferred securities on October 16, 2010. Excluding the trust preferred securities, which currently qualify as Tier 1 capital, City National's pro-forma Tier 1 risk-based capital ratio was 10.1 percent at September 30, 2010.1

2010 OUTLOOK

Management continues to expect increased profitability in 2010 over 2009.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss third-quarter 2010 financial results. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 393-6804 and enter Conference ID 11680865.  A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at cnb.com.  There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 79 offices, including 17 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City. The corporation and its seven consolidated investment affiliates manage or administer $56.9 billion in client investment assets, including nearly $36 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements for which the company claims the protection of the safe harbor contained in the Private Securities and Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties.

A number of factors, many of which are beyond the Company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) local, regional and international business, economic and political conditions, (2) volatility in financial markets, including capital and credit markets, (3) significant changes in banking laws or regulations, including without limitation, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the new rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, (4) increases and required prepayments in Federal Deposit Insurance Corporation ("FDIC") premiums and special federal assessments on financial institutions due to market developments and regulatory changes, (5) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense, (6) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC, (7) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources, (8) adequacy of the Company's enterprise risk management framework, (9) the Company's ability to increase market share and control expenses, (10) the Company's ability to attract new employees and retain and motivate existing employees, (11) increased competition in the Company's markets, (12) changes in the financial performance and/or condition of the Company's borrowers, including changes in levels of unemployment, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (13) a substantial and permanent loss of either client accounts and/or assets under management at the Company's investment advisory affiliates or its wealth management division, (14) changes in consumer spending, borrowing and savings habits, (15) soundness of other financial institutions which could adversely affect the Company, (16) protracted labor disputes in the Company's markets, (17) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (18) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (19) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (20) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (21) the success of the Company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings. For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2009 and particularly Part I, Item 1A, titled "Risk Factors."

1 For notes on non-GAAP measures, see pages 13 and 14 of the Selected Financial Information.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)
	Three Months			Nine Months
For The Period Ended September 30,	2010	2009	% Change	2010	2009	% Change
Per Common Share
Net income available to common shareholders
Basic	$ 0.65	$ 0.05	1,200	$ 1.63	$ 0.11	1,382
Diluted	0.65	0.05	1,200	1.62	0.11	1,373
Dividends	0.10	0.10	--	0.30	0.45	(33)
Book value				37.46	34.99	7

Results of Operations: (In millions)
Interest income	$ 214	$ 180	19	$ 624	$ 526	19
Interest expense	26	19	38	79	64	23
Net interest income	188	161	16	545	462	18
Net interest income (Fully taxable-equivalent)	191	165	16	555	472	18
Total revenue	255	230	11	812	642	26
Provision for credit losses on loans and leases, excluding covered loans	13	85	(85)	100	205	(51)
Provision for losses on covered loans	8	--	NM	55	--	NM
Net income attributable to City National Corporation	34	8	328	91	22	311
Net income available to common shareholders	34	3	1,257	86	6	1,386

Financial Ratios:
Performance Ratios:
Return on average assets	0.63%	0.18%		0.58%	0.17%
Return on average common shareholders' equity	7.06	0.56		6.10	0.45
Period-end equity to period-end assets				9.06	12.06
Net interest margin	3.84	3.94		3.91	3.97
Expense to revenue ratio	66.91	60.75		61.09	64.01
Capital Adequacy Ratios (Period-end):
Tier 1 leverage				7.82	9.66
Tier 1 risk-based capital				11.97	12.31
Total risk-based capital				14.74	15.35

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans				2.40%	2.18%
Nonaccrual loans				114.66	64.91
Nonperforming assets, excluding covered assets, to:
Total loans and leases and other real estate owned, excluding covered assets				2.59	3.70
Total assets				1.36	2.46
Net charge-offs to average total loans and leases, excluding covered loans (annualized)	(0.98) %	(2.47) %		(1.28) %	(1.81) %

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 11,415	$ 12,339	(7)	$ 11,645	$ 12,363	(6)
Covered loans	2,016	--	NM	1,951	--	NM
Securities	4,980	3,630	37	4,424	3,142	41
Interest-earning assets	19,755	16,588	19	18,981	15,880	20
Assets	21,615	17,938	20	20,899	17,245	21
Core deposits	17,201	13,556	27	16,432	12,557	31
Deposits	18,297	14,777	24	17,592	13,888	27
Interest-bearing liabilities	11,178	8,308	35	10,723	8,213	31
Common shareholders' equity	1,935	1,787	8	1,879	1,718	9
Total equity	1,960	2,204	(11)	1,948	2,134	(9)

Period-End Balances: (In millions)
Loans and leases, excluding covered loans				$ 11,419	$ 12,168	(6)
Covered loans				1,910	--	NM
Securities				5,569	3,701	50
Assets				21,824	18,401	19
Core deposits				17,343	13,926	25
Deposits				18,414	15,108	22
Common shareholders' equity				1,952	1,802	8
Total equity				1,977	2,218	(11)

Wealth Management: (In millions) (1)(2)
Assets under management				$ 35,690	$ 34,927	2
Assets under management or administration				56,891	53,368	7

(1) Excludes $16.9 billion and $9.9 billion of assets under management for an asset manager in which City National held a noncontrolling ownership interest as of
September 30, 2010 and September 30, 2009, respectively.
(2) Excludes $2.1 billion of assets under management or administration as of September 30, 2010 for an asset manager that City National deconsolidated effective November 1, 2009.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
	Three Months Ended			Nine Months Ended
(Dollars in thousands	September 30,			September 30,
except per share data)	2010	2009	% Change	2010	2009	% Change
Interest income	$ 214,061	$ 180,419	19	$ 623,930	$ 525,786	19
Interest expense	26,345	19,078	38	78,711	63,972	23
Net Interest Income	187,716	161,341	16	545,219	461,814	18

Provision for credit losses on loans and leases, excluding covered loans	13,000	85,000	(85)	100,000	205,000	(51)
Provision for losses on covered loans	8,233	--	NM	54,749	--	NM

Noninterest Income
Trust and investment fees	32,695	32,289	1	100,180	83,342	20
Brokerage and mutual fund fees	6,494	6,041	7	17,236	22,443	(23)
Cash management and deposit transaction fees	11,620	13,142	(12)	36,204	39,143	(8)
International services	7,905	7,895	0	22,787	22,416	2
Bank-owned life insurance	727	639	14	2,063	2,373	(13)
FDIC loss sharing income, net	(377)	--	NM	37,048	--	NM
Gain (loss) on securities	299	2,667	(89)	1,279	(10,556)	112
Gain (loss) on disposal of assets	2,603	(173)	(1,605)	1,180	(130)	1,008
Gain on acquisition	2,111	--	NM	27,339	--	NM
Other	2,721	6,345	(57)	20,991	21,366	(2)
Total noninterest income	66,798	68,845	(3)	266,307	180,397	48

Noninterest Expense
Salaries and employee benefits	103,397	80,776	28	297,966	234,690	27
Net occupancy of premises	14,463	12,613	15	40,715	37,433	9
Legal and professional fees	10,633	8,706	22	33,570	24,347	38
Information services	7,940	7,342	8	22,994	20,814	10
Depreciation and amortization	6,351	6,472	(2)	19,061	18,417	3
Amortization of intangibles	2,228	1,726	29	6,803	5,237	30
Marketing and advertising	4,954	4,615	7	16,000	14,034	14
Office services and equipment	4,035	3,610	12	12,105	11,136	9
Other real estate owned	12,642	2,231	467	46,731	4,480	943
FDIC assessments	7,561	5,308	42	21,744	22,237	(2)
Other	10,477	10,366	1	29,613	28,059	6
Total noninterest expense	184,681	143,765	28	547,302	420,884	30

Income Before Taxes	48,600	1,421	3,320	109,475	16,327	571

Applicable Income Taxes	13,461	(6,966)	(293)	15,020	(6,320)	(338)

Net Income	$ 35,139	$ 8,387	319	$ 94,455	$ 22,647	317

Less: Net income attributable to noncontrolling interest	721	348	107	3,021	375	706

Net income attributable to City National Corporation	$ 34,418	$ 8,039	328	$ 91,434	$ 22,272	311

Less: Dividends on preferred stock	--	5,502	(100)	5,702	16,504	(65)

Net income available to common shareholders	$ 34,418	$ 2,537	1,257	$ 85,732	$ 5,768	1,386

Other Data:
Earnings per common share - basic	$ 0.65	$ 0.05	1,200	$ 1.63	$ 0.11	1,382
Earnings per common share - diluted	$ 0.65	$ 0.05	1,200	$ 1.62	$ 0.11	1,373
Dividends paid per common share	$ 0.10	$ 0.10	--	$ 0.30	$ 0.45	(33)
Common dividend payout ratio	15.31%	205.08%	(93)	18.36%	385.15%	(95)
Return on average assets	0.63%	0.18%	250	0.58%	0.17%	241
Return on average common shareholders' equity	7.06%	0.56%	1,161	6.10%	0.45%	1,256
Net interest margin (Fully taxable-equivalent)	3.84%	3.94%	(3)	3.91%	3.97%	(2)
Full-time equivalent employees	3,195	2,891	11

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
	2010
(Dollars in thousands	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Date
Interest income	$ 214,061	$ 207,803	$ 202,066	$ 623,930
Interest expense	26,345	25,805	26,561	78,711
Net Interest Income	187,716	181,998	175,505	545,219

Provision for credit losses on loans and leases, excluding covered loans	13,000	32,000	55,000	100,000
Provision for losses on covered loans	8,233	46,516	--	54,749

Noninterest Income
Trust and investment fees	32,695	33,976	33,509	100,180
Brokerage and mutual fund fees	6,494	5,461	5,281	17,236
Cash management and deposit transaction fees	11,620	12,008	12,576	36,204
International services	7,905	8,374	6,508	22,787
Bank-owned life insurance	727	658	678	2,063
FDIC loss sharing income, net	(377)	28,339	9,086	37,048
Gain (loss) on securities	299	(151)	1,131	1,279
Gain (loss) on disposal of assets	2,603	(2,814)	1,391	1,180
Gain on acquisition	2,111	25,228	--	27,339
Other	2,721	11,557	6,713	20,991
Total noninterest income	66,798	122,636	76,873	266,307

Noninterest Expense
Salaries and employee benefits	103,397	99,110	95,459	297,966
Net occupancy of premises	14,463	13,347	12,905	40,715
Legal and professional fees	10,633	13,754	9,183	33,570
Information services	7,940	7,538	7,516	22,994
Depreciation and amortization	6,351	6,363	6,347	19,061
Amortization of intangibles	2,228	2,128	2,447	6,803
Marketing and advertising	4,954	5,798	5,248	16,000
Office services and equipment	4,035	4,272	3,798	12,105
Other real estate owned	12,642	16,892	17,197	46,731
FDIC assessments	7,561	7,662	6,521	21,744
Other	10,477	9,823	9,313	29,613
Total noninterest expense	184,681	186,687	175,934	547,302

Income Before Taxes	48,600	39,431	21,444	109,475

Applicable Income Taxes	13,461	(2,859)	4,418	15,020

Net Income	$ 35,139	$ 42,290	$ 17,026	$ 94,455

Less: Net income attributable to noncontrolling interest	721	972	1,328	3,021

Net income attributable to City National Corporation	$ 34,418	$ 41,318	$ 15,698	$ 91,434

Less: Dividends on preferred stock	--	--	5,702	5,702

Net income available to common shareholders	$ 34,418	$ 41,318	$ 9,996	$ 85,732

Other Data:
Earnings per common share - basic	$ 0.65	$ 0.78	$ 0.19	$ 1.63
Earnings per common share - diluted	$ 0.65	$ 0.78	$ 0.19	$ 1.62
Dividends paid per common share	$ 0.10	$ 0.10	$ 0.10	$ 0.30
Common dividend payout ratio	15.31%	12.71%	52.16%	18.36%
Return on average assets	0.63%	0.80%	0.31%	0.58%
Return on average common shareholders' equity	7.06%	8.93%	2.20%	6.10%
Net interest margin (Fully taxable-equivalent)	3.84%	3.93%	3.97%	3.91%
Full-time equivalent employees	3,195	3,144	2,983

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
	2009
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 183,291	$ 180,419	$ 175,876	$ 169,491	$ 709,077
Interest expense	21,052	19,078	20,300	24,594	85,024
Net Interest Income	162,239	161,341	155,576	144,897	624,053

Provision for credit losses on loans and leases, excluding covered loans	80,000	85,000	70,000	50,000	285,000

Noninterest Income
Trust and investment fees	33,720	32,289	25,184	25,869	117,062
Brokerage and mutual fund fees	5,489	6,041	6,645	9,757	27,932
Cash management and deposit transaction fees	12,526	13,142	12,778	13,223	51,669
International services	8,591	7,895	7,996	6,525	31,007
Bank-owned life insurance	680	639	871	863	3,053
FDIC loss sharing income, net	723	--	--	--	723
Gain (loss) on securities	8,397	2,667	1,744	(14,967)	(2,159)
Gain (loss) on disposal of assets	1,406	(173)	43	--	1,276
Gain on acquisition	38,206	--	--	--	38,206
Other	2,062	6,345	8,996	6,025	23,428
Total noninterest income	111,800	68,845	64,257	47,295	292,197

Noninterest Expense
Salaries and employee benefits	85,586	80,776	75,765	78,149	320,276
Net occupancy of premises	12,990	12,613	12,559	12,261	50,423
Legal and professional fees	12,663	8,706	7,805	7,836	37,010
Information services	7,021	7,342	6,992	6,480	27,835
Depreciation and amortization	7,802	6,472	5,953	5,992	26,219
Amortization of intangibles	2,120	1,726	1,668	1,843	7,357
Marketing and advertising	6,092	4,615	4,743	4,676	20,126
Office services and equipment	3,859	3,610	3,922	3,604	14,995
Other real estate owned	4,445	2,231	2,155	94	8,925
FDIC assessments	5,816	5,308	13,861	3,068	28,053
Other	11,809	10,366	8,711	8,982	39,868
Total noninterest expense	160,203	143,765	144,134	132,985	581,087

Income Before Taxes	33,836	1,421	5,699	9,207	50,163

Applicable Income Taxes	4,434	(6,966)	(986)	1,632	(1,886)

Net Income	$ 29,402	$ 8,387	$ 6,685	$ 7,575	$ 52,049

Less: Net income (loss) attributable to noncontrolling interest	335	348	(88)	115	710

Net income attributable to City National Corporation	$ 29,067	$ 8,039	$ 6,773	$ 7,460	$ 51,339

Less: Dividends and accretion on preferred stock	9,399	5,502	5,501	5,501	25,903

Net income available to common shareholders	$ 19,668	$ 2,537	$ 1,272	$ 1,959	$ 25,436

Other Data:
Earnings per common share - basic	$ 0.38	$ 0.05	$ 0.02	$ 0.04	$ 0.50
Earnings per common share - diluted	$ 0.38	$ 0.05	$ 0.02	$ 0.04	$ 0.50
Dividends paid per common share	$ 0.10	$ 0.10	$ 0.10	$ 0.25	$ 0.55
Common dividend payout ratio	26.47%	205.08%	383.66%	619.32%	107.80%
Return on average assets	0.60%	0.18%	0.16%	0.18%	0.29%
Return on average common shareholders' equity	4.27%	0.56%	0.29%	0.49%	1.46%
Net interest margin (Fully taxable-equivalent)	3.74%	3.94%	3.98%	4.00%	3.91%
Full-time equivalent employees	3,017	2,891	2,866	2,933

Note: Certain prior period balances have been reclassified to conform to current period presentation.
CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)
	2010
	Third	Second	First
(In thousands)	Quarter	Quarter	Quarter
Assets
Cash and due from banks	$ 224,363	$ 184,277	$ 293,855
Federal funds sold	395,010	404,760	50,000
Due from banks - interest-bearing	506,081	336,244	429,157
Securities available-for-sale	5,397,870	4,761,143	3,928,481
Trading securities	170,750	129,287	68,405
Loans and leases:
Commercial	4,364,143	4,286,104	4,424,233
Commercial real estate mortgages	1,967,959	2,078,003	2,121,941
Residential mortgages	3,586,858	3,577,894	3,514,149
Real estate construction	575,060	629,902	730,734
Equity lines of credit	757,210	742,071	733,550
Installment	167,395	169,070	164,929
Loans and leases, excluding covered loans	11,418,625	11,483,044	11,689,536
Allowance for loan and lease losses	(274,167)	(290,492)	(292,799)
Loans and leases, excluding covered loans, net	11,144,458	11,192,552	11,396,737
Covered loans (1)	1,910,133	2,034,591	1,803,048
Net loans and leases	13,054,591	13,227,143	13,199,785
Premises and equipment, net	123,427	121,960	123,178
Goodwill and other intangibles	522,592	524,820	523,135
Other real estate owned (2)	168,853	153,292	135,551
FDIC indemnification asset	324,240	394,012	325,356
Other assets	935,839	994,509	989,572
Total assets	$ 21,823,616	$ 21,231,447	$ 20,066,475

Liabilities
Deposits:
Noninterest-bearing	$ 8,455,164	$ 8,173,386	$ 7,881,959
Interest-bearing	9,958,442	9,799,527	9,081,770
Total deposits	18,413,606	17,972,913	16,963,729
Federal funds purchased and securities sold under repurchase agreements	--	177,700	183,884
Other short-term borrowed funds	710	700	730
Subordinated debt	335,033	337,691	339,392
Other long-term debt	771,408	473,283	472,193
Other liabilities	278,729	294,578	196,471
Total liabilities	19,799,486	19,256,865	18,156,399

Redeemable noncontrolling interest	46,967	47,622	46,665

Equity
City National Corporation shareholders' equity:
Preferred stock	--	--	--
Common stock	53,886	53,886	53,886
Additional paid-in capital	487,919	483,983	505,330
Retained earnings	1,447,569	1,418,486	1,382,421
Accumulated other comprehensive income	73,369	58,050	23,927
Treasury shares	(110,769)	(112,634)	(127,342)
Total common shareholders' equity	1,951,974	1,901,771	1,838,222
Total shareholders' equity	1,951,974	1,901,771	1,838,222
Noncontrolling interest	25,189	25,189	25,189
Total equity	1,977,163	1,926,960	1,863,411
Total liabilities and equity	$ 21,823,616	$ 21,231,447	$ 20,066,475

(1) Covered loans are net of $50.1 million and $46.3 million of allowance for loan losses as of September 30, 2010 and June 30, 2010, respectively.
(2) Other real estate owned includes $110.4 million, $98.8 million and $77.5 million covered by FDIC loss share at September 30, 2010, June 30, 2010, and March 31, 2010, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

	2009
	Fourth	Third	Second	First
(In thousands)	Quarter	Quarter	Quarter	Quarter
Assets
Cash and due from banks	$ 364,483	$ 348,958	$ 350,931	$ 378,289
Federal funds sold	5,000	240,000	125,000	12,300
Due from banks - interest-bearing	443,443	767,362	205,656	140,484
Securities available-for-sale	4,306,758	3,512,072	3,330,326	2,915,883
Trading securities	154,302	188,904	138,137	67,582
Loans and leases:
Commercial	4,709,667	4,594,683	4,764,755	4,708,627
Commercial real estate mortgages	2,161,451	2,164,398	2,162,294	2,173,983
Residential mortgages	3,533,453	3,541,534	3,511,598	3,413,538
Real estate construction	835,589	999,045	1,116,154	1,189,594
Equity lines of credit	734,182	694,660	691,226	651,127
Installment	172,566	174,170	175,315	168,245
Loans and leases, excluding covered loans	12,146,908	12,168,490	12,421,342	12,305,114
Allowance for loan and lease losses	(288,493)	(265,005)	(256,018)	(241,586)
Loans and leases, excluding covered loans, net	11,858,415	11,903,485	12,165,324	12,063,528
Covered loans	1,851,821	--	--	--
Net loans and leases	13,710,236	11,903,485	12,165,324	12,063,528
Premises and equipment, net	124,309	126,097	125,510	128,189
Goodwill and other intangibles	525,583	533,367	496,562	498,194
Other real estate owned (1)	113,866	43,969	18,064	12,639
FDIC indemnification asset	380,743	--	--	--
Other assets	950,034	736,390	705,275	716,442
Total assets	$ 21,078,757	$ 18,400,604	$ 17,660,785	$ 16,933,530

Liabilities
Deposits:
Noninterest-bearing	$ 7,753,936	$ 7,441,898	$ 7,118,660	$ 6,611,752
Interest-bearing	9,625,512	7,666,545	7,379,591	7,077,798
Total deposits	17,379,448	15,108,443	14,498,251	13,689,550
Federal funds purchased and securities sold under repurchase agreements	626,779	231,903	316,388	519,687
Other short-term borrowed funds	690	720	50,000	28,405
Subordinated debt	340,137	341,587	162,434	164,296
Other long-term debt	471,029	233,536	233,456	242,122
Other liabilities	196,529	216,026	189,588	199,863
Total liabilities	19,014,612	16,132,215	15,450,117	14,843,923

Redeemable noncontrolling interest	51,381	49,897	36,752	40,237

Equity
City National Corporation shareholders' equity:
Preferred stock	196,048	391,593	391,091	390,590
Common stock	53,886	53,886	53,886	50,961
Additional paid-in capital	513,550	514,904	511,939	393,114
Retained earnings	1,377,639	1,363,176	1,365,842	1,369,451
Accumulated other comprehensive income (loss)	(3,049)	24,329	(18,110)	(23,093)
Treasury shares	(151,751)	(154,245)	(156,119)	(157,094)
Total common shareholders' equity	1,790,275	1,802,050	1,757,438	1,633,339
Total shareholders' equity	1,986,323	2,193,643	2,148,529	2,023,929
Noncontrolling interest	26,441	24,849	25,387	25,441
Total equity	2,012,764	2,218,492	2,173,916	2,049,370
Total liabilities and equity	$ 21,078,757	$ 18,400,604	$ 17,660,785	$ 16,933,530

(1) Other real estate owned includes $60.6 million covered by FDIC loss share at December 31, 2009.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)

	2010				2009
	Third	Second	First	Year To	Fourth	Third	Second	First	Year To
(Dollars in thousands)	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date

Allowance for Loan and Lease Losses (1)
Balance at beginning of period	$ 290,492	$ 292,799	$ 288,493	$ 288,493	$ 265,005	$ 256,018	$ 241,586	$ 224,046	$ 224,046

Net (charge-offs)/recoveries:
Commercial	(17,871)	(21,290)	(13,532)	(52,693)	(23,088)	(28,852)	(17,283)	(18,459)	(87,682)
Commercial real estate mortgages	(8,954)	(402)	(14,967)	(24,323)	(5,291)	(3,372)	--	--	(8,663)
Residential mortgages	(572)	(610)	(1,391)	(2,573)	(625)	(682)	(731)	(367)	(2,405)
Real estate construction	39	(10,944)	(14,183)	(25,088)	(27,562)	(42,651)	(36,189)	(14,049)	(120,451)
Equity lines of credit	(793)	(337)	(210)	(1,340)	(550)	(387)	(1,039)	(38)	(2,014)
Installment	(83)	88	(5,253)	(5,248)	(1,632)	(915)	(1,448)	(706)	(4,701)
Total net (charge-offs)/recoveries	(28,234)	(33,495)	(49,536)	(111,265)	(58,748)	(76,859)	(56,690)	(33,619)	(225,916)

Provision for credit losses	13,000	32,000	55,000	100,000	80,000	85,000	70,000	50,000	285,000

Transfers (to) from reserve for off-balance sheet credit commitments	(1,091)	(812)	(1,158)	(3,061)	2,236	846	1,122	1,159	5,363

Balance at end of period	$ 274,167	$ 290,492	$ 292,799	$ 274,167	$ 288,493	$ 265,005	$ 256,018	$ 241,586	$ 288,493

Net (Charge-Offs)/Recoveries to Average Total Loans and Leases, Excluding Covered Assets (annualized):

Commercial	(1.66) %	(1.97) %	(1.20) %	(1.60) %	(1.99) %	(2.42) %	(1.47) %	(1.57) %	(1.87) %
Commercial real estate mortgages	(1.75) %	(0.08) %	(2.82) %	(1.55) %	(0.97) %	(0.62) %	0.00%	0.00%	(0.40) %
Residential mortgage	(0.06) %	(0.07) %	(0.16) %	(0.10) %	(0.07) %	(0.08) %	(0.08) %	(0.04) %	(0.07) %
Real estate construction	0.03%	(6.36) %	(7.12) %	(4.78) %	(11.92) %	(15.68) %	(12.59) %	(4.63) %	(11.01) %
Equity lines of credit	(0.42) %	(0.18) %	(0.12) %	(0.24) %	(0.31) %	(0.22) %	(0.62) %	(0.02) %	(0.30) %
Installment	(0.19) %	0.21%	(12.54) %	(4.14) %	(3.74) %	(2.05) %	(3.33) %	(1.67) %	(2.70) %
Total loans and leases, excluding covered loans	(0.98) %	(1.16) %	(1.68) %	(1.28) %	(1.93) %	(2.47) %	(1.84) %	(1.10) %	(1.84) %

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 19,310	$ 18,498	$ 17,340	$ 17,340	$ 19,576	$ 20,422	$ 21,544	$ 22,703	$ 22,703
Transfers from (to) allowance	1,091	812	1,158	3,061	(2,236)	(846)	(1,122)	(1,159)	(5,363)
Balance at end of period	$ 20,401	$ 19,310	$ 18,498	$ 20,401	$ 17,340	$ 19,576	$ 20,422	$ 21,544	$ 17,340

(1) Allowance for loan and lease losses relates to total loans and leases, excluding covered loans. Allowance for loan losses for covered loans was $50.1 million and $46.3 million as of September 30, 2010 and June 30, 2010, respectively.

CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)

	2010			2009
	Third	Second	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

Nonperforming assets, excluding covered assets
Nonaccrual loans, excluding covered loans
Commercial	$ 28,917	$ 46,530	$ 73,838	$ 81,989	$ 90,744	$ 80,372	$ 56,246
Commercial real estate mortgages	50,366	57,155	66,194	76,027	60,833	36,112	16,923
Residential mortgages	16,259	11,506	12,045	15,488	12,961	17,262	13,270
Real estate construction	135,778	138,909	164,985	202,605	233,848	237,828	223,416
Equity lines of credit	5,584	3,909	4,089	3,422	2,507	2,919	2,432
Installment	2,201	2,109	8,865	9,176	7,373	3,768	1,354
Total nonaccrual loans, excluding covered loans	239,105	260,118	330,016	388,707	408,266	378,261	313,641

Other real estate owned, excluding covered OREO	58,462	54,451	58,025	53,308	43,969	18,064	12,639

Total nonperforming assets, excluding covered assets	$ 297,567	$ 314,569	$ 388,041	$ 442,015	$ 452,235	$ 396,325	$ 326,280

Nonperforming covered assets
Nonaccrual loans	$ 2,633	$ --	$ --	$ --	$ --	$ --	$ --
Other real estate owned	110,391	98,841	77,526	60,558	--	--	--
Total nonperforming covered assets	$ 113,024	$ 98,841	$ 77,526	$ 60,558	$ --	$ --	$ --

Loans 90 days or more past due on accrual status, excluding covered loans	$ 1,020	$ 789	$ 1,712	$ 5,689	$ 10,395	$ --	$ 16,261

Covered loans 90 days or more past due on accrual status	$ 416,875	$ 362,722	$ 323,620	$ 173,309	$ --	$ --	$ --

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	114.66%	111.68%	88.72%	74.22%	64.91%	67.68%	77.03%
Total nonperforming assets, excluding covered assets	92.14%	92.35%	75.46%	65.27%	58.60%	64.60%	74.04%
Total loans and leases, excluding covered loans	2.40%	2.53%	2.50%	2.38%	2.18%	2.06%	1.96%

Nonaccrual loans as a percentage of total loans, excluding covered loans	2.09%	2.27%	2.82%	3.20%	3.36%	3.05%	2.55%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned, excluding covered assets	2.59%	2.73%	3.30%	3.62%	3.70%	3.19%	2.65%
Total assets	1.36%	1.48%	1.93%	2.10%	2.46%	2.24%	1.93%
CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2010
	Third Quarter		Second Quarter		First Quarter		Year to Date
	Average	Average	Average	Average	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 4,277	4.51%	$ 4,339	4.50%	$ 4,559	4.33%	$ 4,390	4.44%
Commercial real estate mortgages	2,027	5.60	2,098	5.59	2,151	5.49	2,092	5.56
Residential mortgages	3,581	5.28	3,542	5.36	3,522	5.39	3,548	5.34
Real estate construction	610	4.04	691	3.91	807	3.70	702	3.87
Equity lines of credit	750	3.60	743	3.58	735	3.56	743	3.58
Installment	170	5.27	169	5.16	170	5.14	170	5.19
Total loans and leases, excluding covered loans	11,415	4.86	11,582	4.88	11,944	4.80	11,645	4.84
Covered loans	2,016	7.75	2,003	6.90	1,833	6.44	1,951	7.04
Total loans and leases	13,431	5.28	13,585	5.18	13,777	5.03	13,596	5.16
Due from banks - interest-bearing	835	0.26	701	0.24	275	0.51	605	0.29
Federal funds sold and securities purchased under resale agreements	360	0.26	213	0.25	46	0.20	208	0.26
Securities available-for-sale	4,922	3.02	4,190	3.28	3,974	3.39	4,366	3.21
Trading securities	58	0.23	54	0.18	62	(0.33)	58	0.01
Other interest-earning assets	149	2.00	148	1.80	147	1.76	148	1.85
Total interest-earning assets	19,755	4.37	18,891	4.48	18,281	4.56	18,981	4.46
Allowance for loan and lease losses	(332)		(308)		(295)		(312)
Cash and due from banks	212		241		299		250
Other non-earning assets	1,980		1,975		1,982		1,980
Total assets	$ 21,615		$ 20,799		$ 20,267		$ 20,899

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,703	0.19%	$ 2,385	0.24%	$ 2,235	0.24%	$ 2,106	0.23%
Money market accounts	6,643	0.53	5,365	0.57	4,853	0.62	5,627	0.57
Savings deposits	293	0.39	301	0.45	387	0.66	327	0.52
Time deposits - under $100,000	400	0.29	414	0.83	556	0.62	456	0.59
Time deposits - $100,000 and over	1,097	0.78	1,147	0.82	1,239	0.96	1,160	0.85
Total interest-bearing deposits	10,136	0.49	9,612	0.53	9,270	0.58	9,676	0.53

Federal funds purchased and securities sold under repurchase agreements	173	3.78	183	3.74	300	2.62	218	3.24
Other borrowings	869	5.60	804	5.75	812	5.73	829	5.69
Total interest-bearing liabilities	11,178	0.94	10,599	0.98	10,382	1.04	10,723	0.98
Noninterest-bearing deposits	8,161		7,988		7,594		7,916
Other liabilities	316		330		288		312
Total equity	1,960		1,882		2,003		1,948
Total liabilities and equity	$ 21,615		$ 20,799		$ 20,267		$ 20,899

Fully taxable equivalent net interest and dividend income

Net interest spread		3.43%		3.50%		3.52%		3.48%
Net interest margin		3.84%		3.93%		3.97%		3.91%

Average prime rate		3.25%		3.25%		3.25%		3.25%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2009
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
	Average	Average	Average	Average	Average	Average	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 4,607	4.30%	$ 4,724	4.26%	$ 4,721	4.21%	$ 4,756	4.22%	$ 4,702	4.25%
Commercial real estate mortgages	2,163	5.47	2,144	5.49	2,178	5.69	2,200	5.74	2,171	5.60
Residential mortgages	3,534	5.56	3,528	5.50	3,454	5.51	3,406	5.58	3,481	5.54
Real estate construction	917	3.88	1,079	3.58	1,153	3.04	1,232	3.20	1,094	3.40
Equity lines of credit	706	3.52	687	3.51	674	3.46	630	3.39	675	3.47
Installment	173	5.10	177	5.08	174	5.05	171	5.12	174	5.09
Total loans and leases, excluding covered loans	12,100	4.80	12,339	4.72	12,354	4.70	12,395	4.75	12,297	4.74
Covered loans	264	6.10	--	0.00	--	0.00	--	0.00	66	6.10
Total loans and leases	12,364	4.83	12,339	4.72	12,354	4.70	12,395	4.75	12,363	4.75
Due from banks - interest-bearing	906	0.34	204	0.50	195	0.60	134	0.47	362	0.41
Federal funds sold and securities purchased under resale agreements	375	0.13	338	0.15	15	0.23	11	0.24	186	0.14
Securities available-for-sale	3,804	3.62	3,560	4.03	3,252	4.08	2,302	4.65	3,234	4.03
Trading securities	74	1.95	71	0.18	112	1.36	115	0.19	93	0.89
Other interest-earning assets	84	3.48	76	3.76	75	3.45	76	3.48	77	3.54
Total interest-earning assets	17,607	4.21	16,588	4.40	16,003	4.49	15,033	4.67	16,315	4.43
Allowance for loan and lease losses	(276)		(260)		(246)		(236)		(255)
Cash and due from banks	313		308		324		335		320
Other non-earning assets	1,451		1,302		1,288		1,279		1,331
Total assets	$ 19,095		$ 17,938		$ 17,369		$ 16,411		$ 17,711

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,027	0.21%	$ 1,637	0.25%	$ 1,388	0.29%	$ 1,098	0.32%	$ 1,541	0.26%
Money market accounts	4,093	0.64	4,232	0.66	4,111	0.86	3,897	1.01	4,084	0.79
Savings deposits	306	0.63	262	0.64	222	0.74	166	0.65	239	0.66
Time deposits - under $100,000	293	0.81	211	1.05	221	1.42	234	2.22	240	1.34
Time deposits - $100,000 and over	1,221	1.04	1,221	1.24	1,311	1.56	1,463	2.06	1,303	1.50
Total interest-bearing deposits	7,940	0.60	7,563	0.67	7,253	0.89	6,858	1.16	7,407	0.82

Federal funds purchased and securities sold under repurchase agreements	236	3.38	234	3.41	472	1.77	723	1.22	415	2.00
Other borrowings	639	4.41	511	3.27	494	1.75	526	2.20	542	3.01
Total interest-bearing liabilities	8,815	0.95	8,308	0.91	8,219	0.99	8,107	1.23	8,364	1.02
Noninterest-bearing deposits	7,790		7,214		6,770		5,983		6,945
Other liabilities	249		212		234		271		241
Total equity	2,241		2,204		2,146		2,050		2,161
Total liabilities and equity	$ 19,095		$ 17,938		$ 17,369		$ 16,411		$ 17,711

Net interest spread		3.26%		3.49%		3.50%		3.44%		3.41%
Net interest margin		3.74%		3.94%		3.98%		4.00%		3.91%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

	2010				2009
	Third	Second	First	Year To	Fourth	Third	Second	First	Year To
	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date
Per Common Share:
Shares Outstanding (in thousands):
Average - Basic	52,105	52,012	51,690	51,937	51,509	51,482	50,416	48,046	50,272
Average - Diluted	52,498	52,542	52,092	52,391	51,720	51,660	50,551	48,130	50,421
Period-end	52,114	52,089	51,888		51,536	51,499	51,471	48,224
Book value for common shareholders	$ 37.46	$ 36.51	$ 35.43		$ 34.74	$ 34.99	$ 34.14	$ 33.87
Closing price:
High	$ 58.00	$ 64.13	$ 54.86	$ 64.13	$ 47.32	$ 43.80	$ 44.14	$ 47.76	$ 47.76
Low	47.91	51.23	45.81	45.81	36.59	33.13	31.87	22.83	22.83
Period-end	53.07	51.23	53.97		45.60	38.93	36.83	33.77

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 13,788	$ 13,807	$ 13,856		$ 14,431	$ 13,669	$ 13,887	$ 13,619
Tier I common shareholders' equity	$ 1,373	$ 1,337	$ 1,309		$ 1,286	$ 1,261	$ 1,293	$ 1,173
Percentage of risk-weighted assets (2)	9.96%	9.68%	9.44%		8.91%	9.22%	9.31%	8.61%
Tier I capital	$ 1,651	$ 1,614	$ 1,586		$ 1,760	$ 1,682	$ 1,715	$ 1,594
Percentage of risk-weighted assets	11.97%	11.69%	11.44%		12.20%	12.31%	12.35%	11.71%
Total capital	$ 2,032	$ 2,027	$ 1,998		$ 2,186	$ 2,099	$ 1,969	$ 1,845
Percentage of risk-weighted assets	14.74%	14.68%	14.42%		15.15%	15.35%	14.18%	13.55%
Tier I leverage ratio	7.82%	7.96%	8.03%		9.48%	9.66%	10.16%	10.04%

Period-end equity to period-end assets	9.06%	9.08%	9.29%		9.55%	12.06%	12.31%	12.10%
Period-end common shareholders' equity to period-end assets	8.94%	8.96%	9.16%		8.49%	9.79%	9.95%	9.65%

Average equity to average assets	9.07%	9.05%	9.88%	9.32%	11.73%	12.29%	12.35%	12.49%	12.20%
Average common shareholders' equity to average assets	8.95%	8.93%	9.10%	8.99%	9.56%	9.96%	9.96%	9.96%	9.85%

Period-end tangible equity to period-end tangible assets (2)	6.83%	6.77%	6.86%		7.24%	9.43%	9.77%	9.44%
Period-end tangible common shareholders' equity to period-end tangible assets (2)	6.71%	6.65%	6.73%		6.15%	7.10%	7.35%	6.91%

Average tangible equity to average tangible assets (2)	6.81%	6.70%	7.49%	6.99%	9.20%	9.72%	9.77%	9.75%	9.60%
Average tangible common shareholders' equity to average tangible assets (2)	6.69%	6.58%	6.68%	6.65%	6.96%	7.33%	7.30%	7.14%	7.18%

Senior Debt Credit Ratings
For The Period Ended September 30, 2010				Standard &
		Moody's	Fitch	Poor's	DBRS
City National Bank		Aa3	A--	A--	A (high)
City National Corporation		A1	A--	BBB+	A

(1) In accordance with applicable bank regulatory guidelines, the Company calculates risk-weighted assets by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then mutlipled by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.
(2) The Tier I common shareholders' equity to risk-weighted assets ratio, tangible equity to tangible assets ratio, and tangible common shareholders' equity to tangible assets ratio are non-GAAP financial measures. For notes on non-GAAP measures, see pages 13 and 14 of the Selected Financial Information.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Net income available to common shareholders, excluding unusual items

A reconciliation of the GAAP to non-GAAP measure is set forth below:

	Quarter Ending September 30, 2010
(Dollars in millions, except per share amounts)	Amount	Per Share
Net income available to common shareholders	$ 34.4	$ 0.65
After tax adjustments:
Less: Gain on acquisition	(1.2)	(0.02)
Add: Charge on early debt retirement	7.1	0.13
Net income available to common shareholders, excluding unusual items	$ 40.3	$ 0.76

Management believes this non-GAAP financial measure enhances the comparability of the financial results with prior periods as well as to highlight the effects of unusual items in the periods presented. The Company believes that investors may find it useful to see this non-GAAP financial measure to analyze the Company's underlying financial performance without the impact of unusual items.

(b) Tier I common shareholders' equity to risk-based assets

The Tier I common shareholders' equity to risk-based assets ratio, also known as Tier I common ratio, is calculated by dividing (a) Tier I capital less non-common components including qualifying perpetual preferred stock, qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b) risk-weighted assets. Tier I capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the Company's capital levels and has included these ratios in response to market participant interest in the Tier I common shareholders' equity to risk-based assets ratio.

	2010			2009
	Third	Second	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
Tier I capital	$ 1,650,793	$ 1,614,341	$ 1,585,727	$ 1,760,136	$ 1,682,155	$ 1,714,912	$ 1,594,371
Less: Preferred stock	--	--	--	(196,048)	(391,593)	(391,091)	(390,590)
Less: Noncontrolling interest	(25,189)	(25,088)	(25,088)	(26,339)	(24,748)	(25,387)	(25,441)
Less: Trust preferred securities	(252,115)	(252,088)	(252,062)	(252,036)	(5,155)	(5,155)	(5,155)
Tier I common shareholders' equity (A)	$ 1,373,489	$ 1,337,165	$ 1,308,577	$ 1,285,713	$ 1,260,659	$ 1,293,279	$ 1,173,185

Risk-weighted assets (B)	$ 13,788,060	$ 13,806,764	$ 13,856,028	$ 14,430,857	$ 13,669,051	$ 13,886,674	$ 13,618,545

Tier I common shareholders' equity to risk-based assets (A)/(B)	9.96%	9.68%	9.44%	8.91%	9.22%	9.31%	8.61%

(c) Noninterest income, excluding unusual items

Noninterest income for the three-months ending September 30, 2010 was $66.8 million, a decrease of 3 percent compared to the three-months ending September 30, 2009. Noninterest income for the three-months ending September 30, 2010, excluding the current quarter pretax gain on acquisition of $2.1 million and the $12.3 million pretax charge on early debt retirement, was $76.9 million, an increase of 12 percent compared to the three-months ending September 30, 2009.

Management believes this non-GAAP financial measure enhances the comparability of the financial results with prior periods as well as to highlight the effects of unusual items in the periods presented. The Company believes that investors may find it useful to see this non-GAAP financial measure to analyze the Company's underlying financial performance without the impact of unusual items.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

(d) Pro-forma Tier I risk-based capital, excluding trust preferred securities

Tier I risk-based capital was 11.97% as of September 30, 2010, and was calculated by dividing Tier I capital of $1.65 billion by risk weighted assets of $13.79 billion. Tier I capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. Tier I risk-based capital, excluding trust preferred securities of $247.0 million and its related income statement impact of $6.8 million, was 10.13% at September 30, 2010, and was calculated by dividing adjusted Tier I capital of $1.40 billion by risk weighted assets of $13.79 billion.

Management believes this non-GAAP financial measure highlights the effect of significant events on the Company's capital ratios. The Company believes that investors may find it useful to see this non-GAAP financial measure to analyze the Company's capital position.

(e) Tangible equity and tangible common shareholders' equity ratios

Tangible equity to tangible assets is a non-GAAP financial measure that represents total equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Tangible common shareholders' equity to tangible assets is a non-GAAP financial measure that represents tangible equity less preferred stock and noncontrolling interest divided by total assets less identifiable intangible assets and goodwill. Management reviews both these measures in evaluating the Company's capital levels and has included these ratios in response to market participant interest in tangible equity and tangible common shareholders' equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2010				2009
	Third	Second	First	Year To	Fourth	Third	Second	First	Year To
(Dollars in thousands)	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date
Period End:
Total equity	$ 1,977,163	$ 1,926,960	$ 1,863,411		$ 2,012,764	$ 2,218,492	$ 2,173,916	$ 2,049,370
Less: Goodwill and other intangibles	(522,592)	(524,820)	(523,135)		(525,583)	(533,367)	(496,562)	(498,194)
Tangible equity (A)	1,454,571	1,402,140	1,340,276		1,487,181	1,685,125	1,677,354	1,551,176
Less: Noncontrolling interest	(25,189)	(25,189)	(25,189)		(26,441)	(24,849)	(25,387)	(25,441)
Less: Preferred stock	--	--	--		(196,048)	(391,593)	(391,091)	(390,590)
Tangible common shareholders' equity (B)	$ 1,429,382	$ 1,376,951	$ 1,315,087		$ 1,264,692	$ 1,268,683	$ 1,260,876	$ 1,135,145

Total assets	$ 21,823,616	$ 21,231,447	$ 20,066,475		$ 21,078,757	$ 18,400,604	$ 17,660,785	$ 16,933,530
Less: Goodwill and other intangibles	(522,592)	(524,820)	(523,135)		(525,583)	(533,367)	(496,562)	(498,194)
Tangible assets (C)	$ 21,301,024	$ 20,706,627	$ 19,543,340		$ 20,553,174	$ 17,867,237	$ 17,164,223	$ 16,435,336

Period-end tangible equity to period-end tangible assets (A)/(C)	6.83%	6.77%	6.86%		7.24%	9.43%	9.77%	9.44%
Period-end tangible common shareholders' equity to period-end tangible assets (B)/(C)	6.71%	6.65%	6.73%		6.15%	7.10%	7.35%	6.91%

Average Balance:
Total equity	$ 1,960,206	$ 1,881,635	$ 2,003,150	$ 1,948,173	$ 2,240,642	$ 2,204,220	$ 2,145,859	$ 2,050,401	$ 2,160,922
Less: Goodwill and other intangibles	(523,855)	(522,311)	(524,838)	(523,664)	(533,314)	(510,514)	(497,487)	(499,229)	(510,230)
Tangible equity (D)	1,436,351	1,359,324	1,478,312	1,424,509	1,707,328	1,693,706	1,648,372	1,551,172	1,650,692
Less: Noncontrolling interest	(25,189)	(25,189)	(26,427)	(25,597)	(24,815)	(25,369)	(25,438)	(25,441)	(25,264)
Less: Preferred stock	--	--	(132,915)	(43,818)	(389,688)	(391,353)	(390,838)	(390,348)	(390,557)
Tangible common shareholders' equity (E)	$ 1,411,162	$ 1,334,135	$ 1,318,970	$ 1,355,094	$ 1,292,825	$ 1,276,984	$ 1,232,096	$ 1,135,383	$ 1,234,871

Total assets	$ 21,614,748	$ 20,799,187	$ 20,267,248	$ 20,898,664	$ 19,095,212	$ 17,938,231	$ 17,369,311	$ 16,411,240	$ 17,711,495
Less: Goodwill and other intangibles	(523,855)	(522,311)	(524,838)	(523,664)	(533,314)	(510,514)	(497,487)	(499,229)	(510,230)
Tangible assets (F)	$ 21,090,893	$ 20,276,876	$ 19,742,410	$ 20,375,000	$ 18,561,898	$ 17,427,717	$ 16,871,824	$ 15,912,011	$ 17,201,264

Average tangible equity to average tangible assets (D)/(F)	6.81%	6.70%	7.49%	6.99%	9.20%	9.72%	9.77%	9.75%	9.60%
Average tangible common shareholders' equity to average tangible assets (E)/(F)	6.69%	6.58%	6.68%	6.65%	6.96%	7.33%	7.30%	7.14%	7.18%
CONTACT: City National Corporation
         Financial/Investors
         Christopher J. Carey
           310.888.6777
           Chris.Carey@cnb.com
         Media
         Cary Walker
           213.673.7615
           Cary.Walker@cnb.com

         Conference Call:
         Today 2:00 p.m. PDT
         (866) 393-6804
         Conference ID: 11680865